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EXHIBIT 10.20.21






                            PRIVATE EQUITY AGREEMENT

                                 BY AND BETWEEN


                                 EUROTECH, LTD.


                                       AND


                             JENKS & KIRKLAND, LTD.



                          Dated as of February 22, 2002

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         THIS PRIVATE EQUITY AGREEMENT is entered into as of the 22ND day of
February, 2002 (this "AGREEMENT"), by and between JENKS & KIRKLAND, LTD., an entity organized and existing under the laws of The Bahamas ("INVESTOR"), and EUROTECH, LTD., a corporation organized and existing under the laws of the District of Columbia (the "COMPANY").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor, from time to time as provided herein, and Investor shall purchase, up to Ten Million Dollars ($10,000,000) of the Common Stock (as defined below)of the Company; and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("SECTION 4(2)") of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "AGREEMENT" shall have the meaning specified in the preamble hereof.

                  "AMEX" shall mean the American Stock Exchange.

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                  "ARTICLES" shall have the meaning specified in Section4.8.]

                  "BID PRICE" shall mean the closing bid price of the Common Stock on the Principal Market.

                  "BLACKOUT NOTICE" shall have the meaning specified in the Registration Rights Agreement.

                  "BLACKOUT SHARES" shall have the meaning specified in Section 2.6

                  "BY-LAWS" shall have the meaning specified in Section 4.8.

                  "CLAIM NOTICE" shall have the meaning specified in Section9.3(a).

                  "CLOSING" shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Article II.

                  "CLOSING DATE" shall mean, with respect to a Closing, the thirteenth (13th) Trading Day following the Put Date, related to such Closing,(or the end of a Valuation Period in the event that a Valuation Event shall occur) or such earlier date as the Company and Investor shall agree, provided all conditions to such Closing have been satisfied on or before such Closing.

                  "COMMITMENT PERIOD" shall mean the period commencing on the earlier to occur of (a) the Effective Date or (b) such earlier date as the Company and Investor shall agree, and expiring on the earlier to occur of (i)the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount,
(ii)the date this Agreement is terminated pursuant to Section 2.4, or (iii) the date occurring twenty-four (24) months from the date of commencement of the Commitment Period.

                  "COMMON STOCK" shall mean the Company's common stock, par value $.00025 per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

                  "COMMON STOCK EQUIVALENTS" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

                                       2
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                  "COMPANY" shall have the meaning specified in the preamble to this Agreement.

                  "CONDITION SATISFACTION DATE" shall have the meaning specified in Section 7.2.

                  "DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation) but excluding lost profits, opportunity costs, punitive damages, penalties or fines.

                  "DISPUTE PERIOD" shall have the meaning specified in Section 9.3(a).

                  "DTC" shall the meaning specified in Section 2.3.

                  "DWAC" shall the meaning specified in Section 2.3.

                  "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

                  "ESCROW AGENT" shall mean Krieger & Prager, LLP.

                  "ESCROW AGREEMENT" shall mean the Escrow Agreement annexed hereto as Exhibit G.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

                  "FAST" shall the meaning specified in Section 2.3.

                  "INDEMNIFIED PARTY" shall have the meaning specified in
Section 9.3(a).

                  "INDEMNIFYING PARTY" shall have the meaning specified in
Section 9.3(a).

                  "INDEMNITY NOTICE" shall have the meaning specified in Section 9.3(b).

                  "INITIAL DISCOUNT" shall mean ten (10%) percent.

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                  "INITIAL PURCHASE PRICE" shall mean, the product of(a) 1 minus the Initial Discount times (b) the Market Price with respect to a Put.

                  "INVESTMENT AMOUNT" shall mean the dollar amount (within the range specified in Section 2.2) to be invested by Investor to purchase Put Shares with respect to any Put Date as notified by the Company to Investor in accordance with Section 2.2.

                  "INVESTOR" shall have the meaning specified in the preamble to this Agreement.

                  "MARKET PRICE" on any given date shall mean the average of the lowest Bid Prices (not necessarily consecutive) for any three (3) Trading Days during the ten (10) Trading Days period immediately following the Put Date (or a Valuation Event in the event a Valuation Event shall occur during such ten Trading Day Period.

                  "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement and (b) the Registration Rights Agreement.

                  "MAXIMUM COMMITMENT AMOUNT" shall mean Ten Million Dollars ($10,000,000), subject to increase as agreed to by the Company and Investor.

                  "MAXIMUM PUT AMOUNT" shall mean, with respect to any Put, the lesser of (i) the lesser of (a) One Million Dollars ($1,000,000), or (b)two hundred (200%) percent of the Weighted Average Volume for the twenty (20) trading days immediately preceding the Put Date,(ii) the maximum amount of Common Stock that may be issued without the approval of the Company's Shareholders according to the rules and regulations of the Principal Market, or
(iii) the amount specified in Section 7.2(j).

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                  "MINIMUM COMMITMENT AMOUNT" shall mean One Million
($1,000,000) Dollars.

                  "MINIMUM PUT AMOUNT" shall mean Fifty Thousand Dollars ($50,000).

                  "NASD" shall mean the National Association of Securities Dealers, Inc.


                  "NEW BID PRICE" shall have the meaning specified in Section
2.5.

                  "NEW COMMON STOCK" shall have the meaning specified in Section 6.14

                  "OLD BID PRICE" shall have the meaning specified in Section
2.5.

                  "OUTSTANDING" shall mean, with respect to the Common Stock, at any date as of which the number of shares of Common Stock is to be determined, all issued and outstanding shares of Common Stock, including all shares of Common Stock issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock; provided, however, that Outstanding shall not include any shares of Common Stock then directly or indirectly owned or held by or for the account of the Company.

                  "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PRINCIPAL MARKET" shall mean the market or exchange whichever is at the time the principal trading exchange or market for the Common Stock.

                                       5
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                  "PUT" shall mean each occasion that the Company issues a Put
Notice to Investor requiring Investor to buy Common Stock subject to the terms and conditions of this Agreement.

                  "PUT DATE" shall mean, the Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

                  "PUT NOTICE" shall mean a written notice, substantially in the form of Exhibit B hereto, to the Investor setting forth the Investment Amount pursuant to the terms of this Agreement, and specifying the consideration to be delivered in connection therewith.

                  "PUT SHARES" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

                  "REGISTRABLE SECURITIES" shall mean the (a) Put Shares, (b)the Blackout Shares and (c) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registrable Securities may be sold without registration under the Securities Actor the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

                                       6
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                  "REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement in the form of Exhibit A hereto.

                  "REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by Investor of the Registrable Securities under the Securities Act.

                  "REMAINING PUT SHARES" shall have the meaning specified in
Section 2.5.

                  "RULE 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECTION 4(2)" shall have the meaning specified in the recitals of this Agreement.

                  "SECURITIES ACT" shall have the meaning specified in the recitals of this Agreement.

                  "SEC DOCUMENTS" shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to Section 13(a), 14, or 15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

                  "SUBSCRIPTION DATE" shall mean the date on which this Agreement is executed and delivered by the Company and Investor.

                  "SUBSEQUENT DISCOUNT" shall mean the percentage discount from the average Bid Price, calculated in accordance with Section 6.14 (i), in respect of any sale of New Common Stock.

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                  "THIRD PARTY CLAIM" shall have the meaning specified in
Section 9.3(a).

                  "TRADING CUSHION" shall mean a minimum of fifteen (15) Trading Days between Put Dates, unless a shorter period is agreed to by the Company and Investor.

                  "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

                  "TRANSACTION DOCUMENTS" means this Private Equity Agreement, the Registration Rights Agreement, the Warrant, Closing Certificate, and the Transfer Agent Instructions.

                  "TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

                  "UNDERWRITER" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of Investor pursuant to a Registration Statement.

                  "VALUATION EVENT" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

                           (a)      subdivides or combines the Common Stock;

                           (b) pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock, except for dividends paid with respect to shares of Preferred Stock of the Company;

                           (c) issues any warrants, options or other rights to subscribe for or purchase shares of Common Stock and the price per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect on the Trading Day immediately prior to the date of such issuance;

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                           (d)       issues any securities convertible into or
                                     exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect on the Trading Day immediately prior to the date of such issuance;

                           (e) issue shares of Common Stock otherwise than as provided in the foregoing subsections
                                     (a) through (d), at a price per share less, or for other consideration lower, than the Bid Price in effect on the Trading Day immediately prior to the date of such issuance, or without consideration;

                           (f) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections
                                     (a) through (e); or

                           (g) takes any action affecting the number of shares of Outstanding Common Stock, other than an action described in any of the foregoing subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put.

                  "VALUATION PERIOD" shall mean the period of ten (10) Trading Days immediately following the date on which the applicable Put Notice is deemed to be delivered and during which the Purchase Price of the Common Stock is valued; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the tenth (10th) Trading Day thereafter.

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                  "WEIGHTED AVERAGE VOLUME" shall mean the average of the
product of (a) the Bid Price for the relevant days times (b) the volume on the Principal Market for such days.


                                   ARTICLE II
                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.1 INVESTMENTS.

                  PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date during the Commitment Period the Company may call a Put by the delivery of a Put Notice. The number of Put Shares that Investor shall be obligated to purchase pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Initial Purchase Price.

         Section 2.2  MECHANICS.

                  (a) PUT NOTICE. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put in the applicable Put Notice shall be stated in increments of no less than $50,000, nor more than the Maximum Put Amount.

                  (b) DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at anytime on a day which is not a Trading Day.

                  (c) Trading Halt Limitations and Blackouts. The Investor is not required to purchase Put Shares for any Trading Day during which trading of the Common Stock is suspended or halted for three or more hours or for any day during which any of the events described in Section 6.8 has occurred or is continuing. In such case, ten percent (10%) of the Investment Amount shall be withdrawn from the Investment Amount for each such Trading Day.

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         Section 2.3 CLOSINGS. (a) On or prior to each Closing Date for a Put,
(A) the Company shall deliver to Escrow Agent one or more certificates, at Investor's option, representing the Put Shares to be purchased by Investor pursuant to Section 2.1 herein, registered in the name of Investor, and (B) Investor shall deliver to the Escrow Agent the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to an account designated by the Escrow Agent on or before the Closing Date. Immediately after each Closing, Escrow Agent shall wire the appropriate funds to an account designated by the Company.

                  (b) Payment of funds to the Company and delivery of the certificates to the Investor shall occur out of escrow in accordance with the escrow agreement referred to in Section 7.2(q) following (x) the Company's deposit into escrow of the certificates representing the Put Shares or delivery pursuant to Section 2.3(c) and (y) the Investor's deposit into escrow of the Investment Amount; provided, however, that to the extent the Company has not paid the fees, expenses and disbursements of the Investor's counsel in accordance with Section 10.7, the amount of such fees, expenses and disbursements shall be paid in immediately available funds drawn out of the deposited funds, at the direction of the Investor, to Investor's counsel with no reduction in the number of Put Shares issuable to the Investor on such Closing Date.

                  (c) In lieu of delivering physical certificates representing the Common Stock issuable in accordance with clauses (a) and (b) of this Section 2.3, and provided that the Transfer Agent then is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of Investor, and acknowledgment by the Escrow Agent that the Investment Amount has been deposited with the Escrow Agent, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit, prior to the Closing Date, the Put Shares by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system, and provide proof satisfactory to the Escrow Agent of such delivery.

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                  (d) In addition, on or prior to such Closing Date, each of the
Company and Investor shall deliver to the Escrow Agent all documents, opinions, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Subject to the terms of the Escrow Agreement, on the Closing Date and provided all conditions to Closing have been satisfied by the Company, the Escrow Agent shall wire transfer to the Company, the Investment Amount, less any applicable fees and expenses.

         Section 2.4 TERMINATION OF INVESTMENT OBLIGATION. The obligation of Investor to purchase shares of Common Stock shall, at the Investor's option, terminate permanently (including with respect to a Closing Date that has not yet occurred) on 3 Trading Days written notice, in the event that (a) there shall occur any stop order or suspension of the effectiveness of any Registration Statement for an aggregate of thirty (30)Trading Days during the Commitment Period for any reason (other than deferrals or suspension during a permitted Blackout Period in accordance with the Registration Rights Agreement), as a result of corporate developments subsequent to the Effective Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (b) the Company shall at any time fail to comply with the requirements of
Section 6.3, 6.4, or 6.6 and such failure shall continue for more than thirty
(30) days.

         Section 2.5 BLACKOUT SHARES. In the event that, (a) within fifteen (15) Trading Days following any Closing Date, the Company gives a Blackout Notice to Investor of a Blackout Period as defined in, and in accordance with the Registration Rights Agreement, and (b) the Bid Price on the Trading Day immediately preceding such Blackout Period ("OLD BID PRICE") is greater than the Bid Price on the first Trading Day following such Blackout Period that Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("NEW BID PRICE"), then the Company shall issue to Investor the number of additional shares of Registrable Securities (the "BLACKOUT SHARES") equal to the difference between (i) the product of (a) the number of Put Shares held by Investor immediately prior to the Blackout Period that were issued on the most recent Closing Date(the "REMAINING PUT SHARES")times the Old Bid Price, divided by (b) the New Bid Price, and (ii) the Remaining Put Shares. [Notwithstanding the foregoing, the Company shall be under no obligation to issue Blackout Shares to the extent that the number of Put Shares and Blackout Shares issued pursuant to this Agreement shall exceed the result of the total Investment Amount invested by the Investor pursuant to this Agreement divided by the current par value of the Common Stock. The Company and the Investor covenant and agree that the Investment Amount is the consideration paid for the Put Shares and the Blackout Shares. The Company covenants and agrees that it will not without the prior written consent of the Investor increase the par value of its Common Stock until 90 days after the end of the Commitment Period.

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         Section 2.6 MINIMUM COMMITMENT. If the Company for any reason fails to issue and deliver Put Shares equal to or exceeding the Minimum Commitment Amount during the 36 month period commencing on the date hereof, or if the Investor lawfully terminates this Agreement pursuant to Section 2.4, then on the first Trading Day after the expiration of the Commitment Period or such termination, as the case may be, the Company shall issue to the Investor a Warrant to purchase fifty thousand (50,000) shares of Common Stock at $.35 per share, substantially in the form annexed hereto as Exhibit F. In addition to any "piggy-back" registration rights contained therein, the shares underlying such Warrant shall be deemed Registrable Securities under the Registration Rights Agreement annexed hereto.

         Section 2.7 LIQUIDATED DAMAGES. Each of the Company and Investor acknowledge and agree that the warrant issuable under Section 2.6 and the requirement to issue Blackout Shares under Section 2.5 shall give rise to liquidated damages and not penalties. Each of the Company and Investor further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by Investor in connection with the failure by the Company to make Puts with aggregate Purchase Prices totaling at least the Minimum Commitment Amount or in connection with a Blackout Period under the Registration Rights Agreement, and (c) each of the Company and Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

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                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor represents and warrants to the Company that:

         Section 3.1 INTENT. Investor is entering into this Agreement for its own account for investment only and not with a view towards the public sale or distribution of the Registrable Securities, and Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

         Section 3.2 SOPHISTICATED INVESTOR. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

         Section 3.3 AUTHORITY. (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby in accordance with their respective terms; (b) the execution and delivery of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its partners is required; and (c) this Agreement and the other Transaction Documents have been duly authorized and validly executed and delivered by Investor and are the valid and binding agreements of Investor enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 3.4 NOT AN AFFILIATE. Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company and expressly disclaims any beneficial interest in any securities of the Company held by any other Person.

         Section 3.5 ORGANIZATION AND STANDING. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.

         Section 3.6 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of Investor's Memorandum of Association or Articles of Association or other applicable charter document, any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

         Section 3.7 DISCLOSURE; ACCESS TO INFORMATION. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor has reviewed or received copies of the SEC Documents.

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         Section 3.8 MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Investor that:

         Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the District of Columbia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

         Section 4.2 AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares and the Blackout Shares, if any; (b) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 4.3 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Company consisted of 100,000,000 shares of Common Stock, par value $.00025, of which as of February 21, 2002, 68,021,770 shares were issued and outstanding, and 5,000,000 shares of Preferred stock, par value $.01, of which 10,000 shares designated as Series A 3% Convertible

Preferred Stock were issued and outstanding. Except for (a) options to purchase 1,387,500 shares of Common Stock; (b) warrants and exchange rights to purchase 8,878,000 shares of Common Stock; (c) shares of Series A 3% Convertible Preferred Stock; and (d) repricing rights granted to Woodward LLC as evidenced by that certain Repricing Rights Agreement, dated as of February 1, 2002 by and between the Company and Woodward LLC, there were no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable.

         Section 4.4 COMMON STOCK. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date of this Agreement, the Principal Market is the American Stock Exchange.

         Section 4.5 SEC DOCUMENTS. The Company has delivered or made available to Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 4.6 EXEMPTION FROM REGISTRATION; VALID ISSUANCES. The sale and issuance of the Put Shares and the Blackout Shares, if any, in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued by the Company to Investor pursuant to Section 4(2),and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder and/or any applicable state law. When issued and paid for as herein provided, the Put Shares, and the Blackout Shares, if any, shall be duly and validly issued, fully paid, and non-assessable (assuming that the number of Put Shares and Blackout Shares do not exceed 10,000,000). Neither the sales of the Put Shares or the Blackout Shares, if any, nor the Company's performance of its obligations under this Agreement pursuant to the foregoing assumption, or the Registration Rights Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or the Blackout Shares, if any, or any of the assets of the Company, or (b) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares and the Blackout Shares, if any, shall not subject Investor to personal liability by reason of the ownership thereof.

         Section 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares or the Blackout Shares, if any, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Put Shares or the Blackout Shares, if any, under the Securities Act.

         Section 4.8 CORPORATE DOCUMENTS. The Company has furnished or made available to Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "ARTICLES"), and the Company's By-Laws, as amended and in effect on the date hereof (the "BY-LAWS").

         Section 4.9 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares and the Blackout Shares, if any, pursuant to the assumption set forth in Section 4.6, do not and will not (a) result in a violation of the Articles or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations)applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing except to the extent disclosed to the Investor; PROVIDED, HOWEVER, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (c), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate does not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof(other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval or additional listing application required by the rules applicable to companies whose common stock trades on the AMEX); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

         Section 4.10 NO MATERIAL ADVERSE CHANGE. Since September 30, 2001, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

         Section 4.11 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since September 30, 2001 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

         Section 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since September 30, 2001 , no event or circumstance has occurred or exists with respect to the or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

         Section 4.13 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Put Shares or the Blackout Shares, if any, under the Securities Act.

         Section 4.14 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company, threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

         Section 4.15 NO MISLEADING OR UNTRUE COMMUNICATION. The Company has not made, at any time, any oral communication in connection with the offer or sale of the Put Shares or the Blackout Shares, if any, which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         Section 4.16 MATERIAL NON-PUBLIC INFORMATION. The Company is not in possession of, nor has the Company or its agents disclosed to Investor, any material non-public information that (a) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or(b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

         Section 4.17 None of the following has occurred during the past five
(5) years with respect to the Company or any officer, director or beneficial owner of 10% or more of the Outstanding Common Stock, with beneficial ownership determined solely by reference to and based upon information contained in filings made by any such beneficial owner pursuant to Section 13(d) or (g) of the Exchange Act, of the Company (a "Control Person"):

         (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

         (2) Such Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (3) Such Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                  (i) Acting as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                  (ii) Engaging in any type of business practice; or

                  (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

         (4) Such Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) of this item, or to be associated with persons engaged in any such activity;

         (5) Such Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

                                    ARTICLE V

                              COVENANTS OF INVESTOR

         Section 5.1 COMPLIANCE WITH LAW. Investor's trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD and the Principal Market on which the Common stock is listed.

         Section 5.2 ACQUISITION OF COMMON STOCK. The Investor will not purchase or other wise acquire Common Stock of the Company except pursuant to this Agreement.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         Section 6.1 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

         Section 6.2 RESERVATION OF COMMON STOCK. As of the date of the effectiveness of the Registration Statement, the Company shall reserve and keep available at all times, free of preemptive rights, 10,000,000 shares of Common Stock to enable the Company to satisfy any obligation to issue the Put Shares and the Blackout Shares, if any and in connection with the exercise of the Warrants. If at any time the Company is obligated to deliver Blackout Shares to Investor under Section 2.5 and the Company does not have a sufficient number of authorized but not outstanding and unreserved shares to deliver the requisite number of Blackout Shares, the Company shall deliver to Investor such number of Blackout Shares that the Company has authorized but not outstanding and unreserved. In such case, the Company shall, at its expense, promptly seek and use its best efforts to obtain shareholder approval as required under the District of Columbia Business Corporation Act to increase the number of shares of Common Stock it is authorized to issue, in order to meet all of its obligations to issue Put Shares and Blackout Shares (if any) under this Agreement. In no circumstances shall the Company issue a Put Notice requiring Investor to purchase more shares of Common Stock than the Company has authority to issue based upon the then number of shares of Common Stock outstanding or reserved for issuance. The number of shares so reserved from time to time, may be reduced by the number of shares actually delivered hereunder. The foregoing is not intended as a limitation on the obligations of the Company to issue shares pursuant to this Agreement subsequent to obtaining any necessary shareholder authorizations and the filing of all necessary amendments to the Articles of Incorporation in connection therewith.

         Section 6.3 LISTING OF COMMON STOCK. The Company shall maintain the listing of the Common Stock on a Principal Market, and will cause the Put Shares and the Blackout Shares, if any, to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares and the Blackout Shares, if any, and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will use its best efforts to comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         Section 6.4 EXCHANGE ACT REGISTRATION. The Company shall take all commercially reasonable steps to cause the Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its commercially reasonable efforts to comply in all material respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder)to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until 90 days after the end of the Commitment Period.

         Section 6.5 LEGENDS. The certificates evidencing the Put Shares and the Blackout Shares, if any, shall be free of restrictive legends, except as provided for in Article VIII.

         Section 6.6 CORPORATE EXISTENCE. The Company shall take all commercially reasonable steps necessary to preserve and continue the corporate existence of the Company until ninety (90) days after the end of the Commitment Period, except with the prior written consent of the Investor.

         Section 6.7 ADDITIONAL SEC DOCUMENTS. The Company shall deliver or make available to Investor, promptly after the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

         Section 6.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. Subject to the requirements of Regulation FD under the Exchange Act, the Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;
(c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

         Section 6.9 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to Investor such shares of stock and/or securities as Investor is entitled to receive pursuant to this Agreement.

         Section 6.10 ISSUANCE OF PUT SHARES AND BLACKOUT SHARES. The sale of the Put Shares, the issuance of the Blackout Shares, if any, shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act and/or such other exemption from the registration requirements of the Securities Act as may be available and any applicable state law.

         Section 6.11 REIMBURSEMENT. If (i) Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, or (ii) Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such affiliate and any such person.

         Section 6.12 DILUTION. The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that any obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

         Section 6.13 USE OF PROCEEDS. The Company will not use in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) of the proceeds received hereunder for the repayment of any outstanding loan or advance to the Company by or for redemption of any securities held by any affiliate or control person.

         Section 6.14 CERTAIN AGREEMENTS. (i) The Company covenants and agrees that it will not, without the prior written consent of the Investor, during the sixty (60) days prior to, or subsequent to each Closing Date, enter into any offer or sale of Common Stock or Common Stock Equivalents (collectively, "New Common Stock") with any third party pursuant to a transaction which in any manner permits the sale of the New Common Stock below the average Bid Price for the 3 Trading days prior to the closing of any sale, or other issuance of New Common Stock.

                  (ii) In the event the Company breaches the provisions of this Section, the Company shall issue to the Investor that number of additional shares of Registrable Securities equal to the difference between (a) the product of (1) the number of Put Shares otherwise issuable pursuant to a Put Notice delivered with respect to the Closing Date with respect to which there has been a breach of the provisions of this Section, if the breach occurred prior to the Closing Date, or the number of Put Shares held of record by the Investor immediately prior to the date of a breach of the provisions of this Section that were issued on the Closing Date with respect to which there has been a breach of this Section, if the breach occurred after the Closing Date (in either such case, the "Relevant Shares"), times the Initial Purchase Price, divided by (2) the product of (X) the Initial Purchase Price and (Y) 1 minus the Subsequent Discount, and (b) the Relevant Shares.

         Section 6.15 RIGHT OF FIRST REFUSAL (i) Subject to the provisions of this paragraph, if at any time prior to fifteen months following the date hereof the Company offers to enter into any transaction for the sale of Common Stock, or securities convertible into or exercisable for Common Stock, at a price below the then current market price (a "New Transaction"), then before consummating the New Transaction, the Company shall give written notice (a "New Transaction Notice") to the Investor summarizing all of the terms of such offer (a "New Transaction Offer"). The Investor shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the twentieth day after the Investor's receipt of the New Transaction Offer (the "Right of First Refusal Expiration Date"), to participate in all, but not less than all, of the New Transaction Offer on the terms so specified.
                  (ii) If, and only if, the Investor does not exercise the Right of First Refusal, the Company may consummate the New Transaction on the terms specified in the New Transaction Offer.

                  (iii) If the terms of the New Transaction to be consummated differ from the terms specified in the New Transaction Offer so that the terms are more beneficial in any respect, the Company shall give the Investor a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Investor's Right of First Refusal and the preceding terms of this
Section 6.15 shall apply with respect to such changed terms.

                  (iv) In the event the New Transaction is consummated with such other third party on terms providing for either a sale price equal to or computed based on, or a determination of a conversion price based on, a lower percentage of the then current market price (howsoever defined or computed) or a lower market price (howsoever defined or computed) then the Initial Purchase Price shall be modified to reduce the relevant Initial Discount exercise price to be equal to that provided in the New Transaction as so consummated.

                  (v) The provisions of this Section shall in all events be subordinate to the Right of First Refusal granted by the Company to Woodward LLC pursuant to a Securities Purchase Agreement dated as of February 1, 2002.

         Section 6.15 TRADING IN SECURITIES. The Company specifically acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Documents (but limited in each instance to the extent so specified), the Investor retains the right (but is not otherwise obligated) to buy, sell, engage in hedging transactions or otherwise trade in the securities of the Company, including, but not necessarily limited to, the Securities, at any time before, contemporaneous with or after the execution of this Agreement or from time to time and in any manner whatsoever permitted by applicable federal and state securities laws.


                                   ARTICLE VII

                            CONDITIONS TO DELIVERY OF
                      PUT NOTICES AND CONDITIONS TO CLOSING

         Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell the Put Shares to Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

                  (a) ACCURACY OF INVESTOR'S REPRESENTATION AND WARRANTIES. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time, except for changes which have not had a Material Adverse Effect.

                  (b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

                  (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

                  (d) OTHER. On each Condition Satisfaction Date, the Company shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Company in order for the Company to confirm the Investor's satisfaction of the conditions set forth in this Section 7.1., including, without limitation, a certificate in substantially the form and substance of Exhibit D-1 hereto, executed by an executive officer of the Investor and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

         Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (a) the date of delivery of such Put Notice and (b) the applicable Closing Date (each a "CONDITION SATISFACTION DATE"), of each of the following conditions:

                  (a) [INTENTIONALLY OMITTED]

                  (b) EFFECTIVE REGISTRATION STATEMENT. As set forth in the Registration Rights Agreement, a Registration Statement shall have previously become effective for the resale by Investor of the Registrable Securities subject to such Put Notice and such Registration Statement shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action),and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

                  (c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no Material Adverse Effect.

                  (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

                  (f) ADVERSE CHANGES. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

                  (g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended or delisted by the SEC, the Principal Market or the NASD and the Common Stock shall be approved for listing or quotation on a Principal Market including the Over The Counter Bulletin Board.

                  (h) LEGAL OPINIONS. The Company shall have caused to be delivered to the Investor, at the initial Closing under this Agreement, an opinion of the Company's independent counsel in the form of Exhibit C-1 hereto, addressed to the Investor, and at each subsequent Closing a supplemental opinion of the Company's independent counsel in the form of Exhibit C-2 hereto, addressed to the Investor. If a Put Notice shall have been delivered in good faith without knowledge by the Company that an opinion of independent counsel can not be delivered as required, at the option of the Investor, either the applicable Closing Date shall automatically be postponed for a period of up to five (5) Trading Days until such an opinion is delivered to the Investor, or such Closing shall otherwise be canceled.

                  (i) CLOSING THRESHOLD. For the twenty (20) Trading Days immediately preceding the Put Date, the Weighted Average Volume of the Common Stock on the Principal Market shall exceed $50,000.

                  (j) TEN PERCENT LIMITATION. On each Closing Date, the number of Put Shares and/or Blackout Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registrable Securities then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning no more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(j), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement would own more than 9.9% of the Common Stock following such Closing Date.

                  (k) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

                  (l) CHANGE OF CONTROL. No event required to be reported pursuant to Item 1 of Form 8-K shall have occurred, as determined by the filing of such Form 8-K report or the Company's reasonable anticipation of such filing obligation if no Form 8-K report has yet been filed, except with the prior written consent of the Investor.

                  (m) TRADING CUSHION. The Trading Cushion shall have elapsed since the immediately preceding Put Date.

                  (n) SHAREHOLDER VOTE. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                  (o) NO VALUATION EVENT. No Valuation Event shall have occurred.

                  (p) CROSS DEFAULT. The Company shall not be in default of a material term, covenant, warranty or undertaking of any other agreement to which the Company and the Investor are parties, nor shall there have occurred an event of default on the part of the Company] under any such other agreement.

                  (q) ESCROW AGREEMENT. The parties hereto shall have entered into an Escrow Agreement in the form annexed hereto as Exhibit G and the Company shall have agreed to pay the fees and expenses of the Escrow Agent and not be in default of any such payments.

                  (r) VOTING RESTRICTIONS. The Investor shall not be subject to voting or other restrictions arising under any applicable "anti-takeover" laws, rules or regulations.

                  (s) OTHER. On each Condition Satisfaction Date, Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by Investor in order for Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate (the "Closing Certificate") in substantially the form and substance of Exhibit D-2 hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

         Section 7.3 DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

                  (a) The Company shall make available for inspection and review by Investor, advisors to and representatives of Investor (who may or may not be affiliated with Investor and who are reasonably acceptable to the Company),and any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by Investor or any such representative, advisor or Underwriter in connection with such Registration Statement, at the Investor's expense (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

                  (b) Except as provided in Section 7.3(a) and (c), each of the Company, its officers, directors, employees and agents has not to date, and shall in no event disclose non-public information to Investor, advisors to or representatives of Investor, unless prior to disclosure of such information, the Company identifies in writing such information as being non-public information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept, in writing, such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require Investor's advisors and representatives to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and Investor.

                  (c) Nothing herein shall require the Company to disclose non-public information to Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of Investor and any Underwriters of any event or the existence of any circumstance(without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in a Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than Investor (without the written consent of Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, any Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.


                                  ARTICLE VIII

                                     LEGENDS

                  Section 8.1 NO LEGENDS. As soon as practicable after the execution and delivery hereof and prior to delivery of the initial Put Notice, the Company shall issue to the Transfer Agent, and have duly accepted by such Transfer Agent (or any successor thereto) the Transfer Agent Instructions in substantially the form of Exhibit E hereto. Such instructions shall be irrevocable by the Company from and after the date thereof or from and after the issuance thereof except as otherwise expressly provided in the Registration

Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the Transfer Agent to issue to Investor certificates evidencing shares of Common Stock incident to a Closing (free of any restrictive legend, stop transfer instructions or other restrictions without further consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the Transfer Agent by or from the Company or its counsel or Investor); provided that (a) a Registration Statement shall then be effective, (b) Investor confirms to the Transfer Agent and the Company that it has or intends to sell such Common Stock to a third party which is not an affiliate of Investor or the Company and Investor agrees to redeliver the certificate representing such shares of Common Stock to the Transfer Agent to add an appropriate legend in the event the Common Stock is not sold, and (c) if reasonably requested by the Transfer Agent or the Company, Investor confirms to the transfer agent and the Company that Investor has complied with the prospectus delivery requirement under the Securities Act.

         Section 8.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No restrictive legend other than the as specified in Section 8.1 or the Transfer Agent Instructions has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII. The Company will authorize its transfer agent to give information relating to the Company directly to the Investor or the Investor's representatives upon the request of the Investor or any such representative , to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Investor in connection with a Notice of Conversion, or (ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Investor with a copy of the authorization so given to the transfer agent.

         Section 8.3 INVESTOR'S COMPLIANCE. Nothing in this Article VIII shall affect in any way Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

         Section 8.4 If, by the relevant Closing Date, the Company fails for any reason to deliver the Put Shares, and after such Closing Date, the Investor purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the "Sold Shares"), which delivery the Investor anticipated to make using the Put Shares to be issued (a "Buy-In"), the Investor shall have the right, to require the Company to pay to the Investor, in addition to the amounts due under Section 8.5 hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Documents, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Investor's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Investor in immediately available funds immediately upon demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Investor will be $1,000.

         Section 8.5 DELAY. The Company understands that a delay in the issuance of the Put Shares beyond the Closing Date could result in economic loss to Investor and the Investor understands that a delay in payment of the Investment Amount beyond the Closing Date could result in economic loss to the Company. On and after the Effective Date as compensation to Investor or the Company, as the case may be, for such loss, the Company agrees to pay late payments to Investor for late issuance of Put Shares and the Investor agrees to pay late payments to the Company for late payment of the Investment Amount in accordance with the following schedule (where "NO. OF DAYS LATE" is defined as the number of days beyond the Closing Date):

                                    Late Payment For Each
    No. of Days Late            $10,000 of Investment Amount
    ----------------            ----------------------------

            1                                  $100
            2                                  $200
            3                                  $300
            4                                  $400
            5                                  $500
            6                                  $600
            7                                  $700
            8                                  $800
            9                                  $900
           10                                  $1,000
          >10                                  $1,000 +$200 for each Business
                                                        Day Late beyond 10 days

The Company and the Investor, as the case may be, shall pay any payments incurred under this Section 8.5 in immediately available funds upon demand. Nothing herein shall limit Investor's right to pursue actual damages for the Company's failure to issue and deliver the Put Shares to Investor or the Company's right to pursue actual damages for the Investor's failure to pay the Investment Amount to the Company, except to the extent that such late payments shall constitute payment for and offset any such actual damages alleged by Investor or the Company, as the case may be, and, in the case of the Investor, any Buy In Adjustment Amount (as defined above).


                                   ARTICLE IX

                            NOTICES; INDEMNIFICATION

         Section 9.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,
(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:

                                    EUROTECH, LTD.
                                    10306 Eaton Place, Suite 220
                                    Fairfax, VA. 22030
                                    Attention: Don Hahnfeldt
                                    Tel No.: (703) 352-4399
                                    Fax No.: (703)

         with a copy (which shall not constitute notice) to:

                                    Solomon Pearl Blum Heymann& Stich LLP
                                    40 Wall Street, 35th Floor
                                    New York, New York 10005
                                    ATTENTION:   Robert A. Solomon,  Esq.
                                    ---------
                                    Tel No.: (212)-267-7600
                                    Fax No.: (212)-267-2030

         if to Investor:
                                    Jenks & Kirkland, Ltd.
                                    c/o Lion Corporate Services Limited
                                    Cumberland House
                                    27 Cumberland Street
                                    Nassau, N.P.
                                    The Bahamas
                                    Telephone No.: (242) 356-2486
                                    Telecopier No.:(242) 356-0037
with a copy to (which shall not constitute notice) to:

                                    Krieger & Prager, LLP
                                    Suite 1440
                                    39 Broadway
                                    New York, New York        10006
                                    Telephone:  (212) 363-2900
                                    Facsimile:  (212) 363-2999

Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 9.2  INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless Investor and its officers, directors, employees, and agents, and each Person or entity, if any, who controls Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Indemnified Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Indemnified Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Investor's failure to perform any covenant or agreement contained in this Agreement or Investor's or its officers, directors, employees, agents or Indemnified Person negligence, recklessness or bad faith in performing its obligations under this Agreement.

                  (b) If (i) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Investor is impleaded in any such action, proceeding or investigation by any person, or (ii) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by the Securities and Exchange Commission, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company hereby agrees to indemnify, defend and hold harmless the Investor from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Investor, directly or indirectly, and reimburse such Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, the Company will reimburse the Investor for reasonable internal and overhead costs for the time of any officers or employees of the Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have (other than matters specifically addressed in the Registration Rights Agreement, which shall be governed solely by that agreement), shall extend upon the same terms and conditions to any affiliates of the Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Indemnified Person (if any), as the case may be, of the Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor, any such affiliate and any such person. The Company also agrees that neither the Investor nor any such affiliate, partner, director, agent, employee or controlling person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement.

         Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.2 (an "INDEMNIFIED PARTY") might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against any person (the "INDEMNIFYING PARTY"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "CLAIM NOTICE") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "DISPUTE PERIOD") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i)If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may takeover the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section
                  9.2 with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a)(i), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party

                  Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party(with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause(iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause
                  (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                   (iii) If the Indemnifying Party notifies the Indemnified
                  Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third

                  Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

                  (b) In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "INDEMNITY NOTICE") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

                  (c) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.


                              ARTICLE X

                            MISCELLANEOUS

         Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the other Transaction Documents and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under any of the Transaction Documents

         Section 10.2 SPECIFIC ENFORCEMENT. The Company and the Investor acknowledge and agree that irreparable damage would occur to the Investor in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         Section 10.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors and permitted assigns. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any affiliate of Investor which is a transferee of any of the Common Stock purchased or acquired by Investor hereunder with respect to the Common Stock held by such person.

         Section 10.4 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 10.5 TERMINATION. This Agreement shall terminate at the termination of the Commitment Period (unless extended by the agreement of the Company and Investor or earlier terminated pursuant to Section 2.4); provided, however, that the provisions of Sections 6.2,6.6,6.9,6.10,6.11,Article VIII, Sections 9.2 10.1, 10.2,10.4 and 10.7 shall survive the termination of this Agreement, and Sections 6.3, 6.4 and 6.7 shall survive for six (6) months after termination.

         Section 10.6 ENTIRE AGREEMENT, AMENDMENT; NO WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         Section 10.7 FEES AND EXPENSES; TERMINATION OF PRIOR AGREEMENTS. Each of the Company and Investor agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder, except that the Company shall pay Krieger & Prager, LLP the fee of $25,000 upon execution hereof and $2,000 at each subsequent Closing. In addition, the Company shall pay all reasonable fees and expenses incurred by the Investor in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

         Section 10.8 NO BROKERS. Each of the Company and Investor represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission other than Spinneret Financial Services.

         The Company agrees to indemnify the Investor against and hold the Investor harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered in connection with this Agreement or the transactions contemplated hereby.

         Section 10.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Company and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

         Section 10.10 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the Company hereto shall survive each Closing hereunder for a period of one (1) year thereafter. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 10.11 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 10.12 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 10.13 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Investor. The Company therefore agrees that Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 10.14 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

         Section 10.15 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the Bid Price and the trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any successor thereto. The written mutual consent of Investor and the Company shall be required to employ any other reporting entity.

         Section 10.16 PUBLICITY. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

         Section 10.17 JURY TRIAL WAIVER. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                    EUROTECH, LTD.



                                    By:  /S/ DON V. HAHNFELDT
                                         --------------------
                                    Name:  Don V. Hahnfeldt
                                    Title: President


                                    JENKS & KIRKLAND, LTD.



                                    By:  /S/ BARRY W. HERMAN
                                         -------------------
                                    Name:  Barry W. Herman
                                    Title: President

                                    EXHIBITS
                                    --------


EXHIBIT A                           Registration Rights Agreement

EXHIBIT B                           Put Notice

EXHIBIT C-1                         Initial Opinion

EXHIBIT C-2                         Supplemental Opinion

EXHIBIT D-1                         InvestorClosing Certificate

EXHIBIT D-2                         Company Closing Certificate

EXHIBIT E                           Transfer Agent Instructions

EXHIBIT F                           Warrant

EXHIBIT G                           Escrow Agreement


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